UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 11, 2005

                                Ramp Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                 0-24768                                84-1123311
        (Commission File Number)                     (I.R.S. Employer
                                                  Identification Number)


                                 (212) 440-1500
              (Registrant's Telephone Number, Including Area Code)


            33 Maiden Lane, New York, NY                     10038
      (Address of Principal Executive Offices)             (Zip Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02         Unregistered Sales of Equity Securities

         On or about March 11, 2005, the registrant and a vendor entered into a fee payment agreement for legal services, pursuant to which, in lieu of payment in cash for certain obligations in the amount of $377,453.19 for services previously provided, and for services to be provided by the vendor to the registrant in the future, the registrant agreed to issue to the vendor an aggregate of 350,000 shares of its common stock to such vendor. The sale was made to an "accredited investor", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

         On March 10, 2005, the registrant and a vendor entered into a letter agreement for investor communication and consulting services to be provided by the vendor to the registrant. The agreement provides that, in lieu of payment in cash for monthly fees equal to $7,000 per month, the registrant, at its option, may issue to the vendor shares of its common stock. The term of the agreement is one year with prior termination by either party without cause on thirty days prior notice. In addition, the registrant agreed to issue to the vendor warrants to purchase up to 75,000 shares of common stock at an exercise price of $1.80 per share for a five year term, which warrants shall vest with respect to 15,000 warrant shares upon execution of the agreement, and 5,000 warrant shares per month thereafter. The sale was made pursuant to the exemption from registration requirements under Regulation D and Section 4(2) of the Securities Act.

         On March 8, 2005, the registrant and a vendor entered into an agreement for payment of account, pursuant to which, in lieu of payment in cash obligations equal to $20,668.66 for equipment provided by the vendor to the registrant in the future, the registrant agreed to issue to the vendor an aggregate of 10,994 shares of its common stock to such vendor, at a purchase price of $1.88 per share. The sale was made pursuant to the exemption from registration requirements under Regulation D and Section 4(2) of the Securities Act.

         On March 7, 2005, the registrant and a vendor entered into an agreement for payment of account, pursuant to which, in lieu of payment in cash for certain equipment and installation services provided and to be provided by the vendor to the registrant in the future, the registrant agreed to issue to the vendor an aggregate of 500,000 shares of its common stock to such vendor. The sale was made to an "accredited investor", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

         On March 7, 2005, the registrant and a vendor entered into an agreement for payment of account, pursuant to which, in lieu of payment of cash obligations equal to $250,000 for investor relations and research services provided and to be provided by the vendor to the registrant in the future, the registrant agreed to issue to the vendor an aggregate of 138,889 shares of its common stock to such vendor, at a purchase price of $1.80 per share. The sale was made to an "accredited investor", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

         On December 1, 2004, the registrant and a vendor entered into an investor relations agreement for investor communication and consulting services to be provided by the vendor to the registrant. The agreement provides that, in lieu of payment of cash fees equal to $45,000, the registrant shall pay shares of its common stock to such vendor based upon a price of $0.985 cents per share, or 45,685 shares of common stock. The term of the agreement was for a period of three months commencing on December 6, 2004. The sale was made pursuant to the exemption from registration requirements under Regulation D and Section 4(2) of the Securities Act.


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                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 11, 2005.


                                         RAMP CORPORATION

                                         /s/ Ron Munkittrick
                                         ---------------------------------------

                                         By:  Ron Munkittrick
                                         Its: Chief Financial Officer

Date: March 11, 2005